Exhibit 5.1

Wyrick Robbins Yates & Ponton LLP ATTORNEYS AT LAW 4101 Lake Boone Trail, Suite 300, Raleigh, NC 27607 PO Drawer 17803, Raleigh, NC 27619 P: 919.781.4000 F: 919.781.4865 www.wyrick.com

December 4, 2023

Board of Directors

Fathom Holdings Inc.

2000 Regency Parkway Drive, Suite 300

Cary, North Carolina 27518

Ladies and Gentlemen:

We have acted as counsel to Fathom Holdings Inc., a North Carolina corporation (the “Company”), in connection with the offer and sale of up to an aggregate of 3,450,000 shares of the Company’s common stock, no par value per share (the “Shares”), including up to 450,000 shares purchasable by the Underwriters (as defined herein) upon exercise of an option granted to the underwriters by the Company, pursuant to the registration statement on Form S-3 (Registration Statement No. 333-259478), as filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”), and declared effective by the Commission on September 17, 2021 (the registration statement, as it may be amended from time to time, is herein referred to as the “Registration Statement”), together with the exhibits to the Registration Statement and the documents incorporated by reference therein and the related base prospectus which forms a part of and is included in the Registration Statement and the related prospectus supplement in the form filed with the Commission pursuant to Rule 424(b) under the Act (together, the “Prospectus”).

The Shares are to be sold pursuant to an Underwriting Agreement, dated as of December 1, 2023, by and among the Company, the selling shareholder named therein and Roth Capital Partners, LLC, as the sole underwriter (the “Underwriter”), which has been filed as an exhibit to the Company’s Current Report on Form 8-K filed on December 4, 2023 (the “Underwriting Agreement”).

In connection with this opinion, we have examined and relied upon the Registration Statement and the Prospectus, the Company’s Restated Articles of Incorporation, as amended to date, the Company’s Second Amended and Restated Bylaws, as amended to date, the Underwriting Agreement, and such instruments, documents, certificates and records that we have deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed; and (iv) the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

Based upon the foregoing, we are of the opinion that the Shares, when issued and sold in accordance with the Underwriting Agreement, the Registration Statement and the Prospectus, will be duly authorized, validly issued, fully paid and non-assessable.

Fathom Holdings Inc.

December 4, 2023

This opinion is being furnished in accordance with the requirements of Item 16 of Form S-3 and item 601(b)(5)(i) of Regulation S-K.

This opinion is limited to the laws of the State of North Carolina and no opinion is expressed as to the laws of any other jurisdiction. This opinion does not extend to compliance with federal or state securities laws relating to the offer or sale of the Shares.

We hereby consent to the use of our name wherever it appears in the Registration Statement and the Prospectus, and in any amendment or supplement thereto, the filing of this opinion as an exhibit to a current report on Form 8-K of the Company and the incorporation by reference of this opinion in the Registration Statement.

In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission.

This opinion is intended solely for use in connection with sale of the Shares subject to the Registration Statement and is not to be relied upon for any other purpose. This opinion is rendered as of the date first written above and based solely on our understanding of facts in existence as of such date after the aforementioned examination. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify any of the opinions expressed herein.

Very truly yours,

/s/ Wyrick Robbins Yates & Ponton LLP